UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 29, 2020

SKYWEST, INC.

(Exact name of registrant as specified in its charter)

Utah	0-14719	87-0292166
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

444 South River Road St. George, Utah	84790
(Address of principal executive offices)	(Zip Code)

(435) 634-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, No Par Value	SKYW	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Loan Agreement

On September 29, 2020 (the “Closing Date”), SkyWest Airlines, Inc. (“SkyWest Airlines”), a wholly-owned subsidiary of SkyWest, Inc. (the “Company”), entered into a Loan and Guarantee Agreement, dated as of the Closing Date (the “Loan Agreement”), among SkyWest Airlines, as the borrower, the Company, as guarantor, the other guarantors party thereto from time to time, the United States Department of the Treasury (the “Treasury”), as lender, and the Bank of New York Mellon, as administrative agent and collateral agent. The Loan Agreement, as executed on the Closing Date, provides for a secured term loan facility (the “Facility”) which permits SkyWest Airlines to borrow up to $573 million as further described below. The Company and SkyWest Airlines have been advised by the Treasury that it intends to allocate additional loans under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) in October 2020 and that such additional allocations are currently expected to cause the amount available to SkyWest Airlines under the Facility to increase, with such increased amount being subject to final approval by the Treasury. Any such increase will require a written amendment to the Loan Agreement executed by all of the parties thereto.

On the Closing Date, SkyWest Airlines borrowed $60 million under the Facility and may, at its option, borrow additional amounts in up to two subsequent borrowings until March 26, 2021. The proceeds from the Facility will be used for certain general corporate purposes and operating expenses in accordance with the terms and conditions of the Loan Agreement and the applicable provisions of the CARES Act.

Borrowings under the Facility will bear interest at a variable rate per annum equal to (a)(i) the London interbank offer rate divided by (ii) one (1) minus the Eurodollar Reserve Percentage (as defined in the Loan Agreement) plus (b) 3.00%. Accrued interest on the loans shall be payable in arrears on the first business day following the 14th day of each March, June, September and December (beginning with September 15, 2021), and on the Maturity Date (as defined below). The applicable interest rate for the $60 million loan drawn on the Closing Date under the Facility will be 3.37% per annum for the period from the Closing Date through September 15, 2021 at which time the interest rate will reset in accordance with the foregoing formula.

All advances under the Facility will be in the form of term loans, all of which will mature and be due and payable in a single installment on September 29, 2025 (the “Maturity Date”). Voluntary prepayments of loans under the Facility may be made, in whole or in part, by SkyWest Airlines, without premium or penalty, at any time and from time to time. Amounts prepaid may not be reborrowed. Mandatory prepayments of loans under the Facility are required, without premium or penalty, to the extent necessary to comply with SkyWest Airlines’ covenants regarding the expiry of certain agreements constituting Collateral (as defined below), the debt service coverage ratio, certain dispositions of the Collateral, certain debt issuances secured by liens on the Collateral and certain indemnity, termination, liquidated damages or insurance payments related to the Collateral. In addition, if a “change of control” (as defined in the Loan Agreement) occurs with respect to the Company or SkyWest Airlines, SkyWest Airlines will be required to repay the loans outstanding under the Facility.

On the Closing Date, the obligations of SkyWest Airlines under the Loan Agreement are secured by aircraft engines and aircraft parts (collectively, the “Collateral”). SkyWest Airlines is permitted under the Loan Agreement to add certain types of assets to the Collateral and, subject to certain conditions, release Collateral, in each case from time to time at its discretion.

The Loan Agreement requires SkyWest Airlines, under certain circumstances, including within ten (10) business days prior to the last business day of March and September of each year, beginning March 2021, to appraise the value of the Collateral and recalculate the collateral coverage ratio. If the calculated collateral coverage ratio is less than 1.6 to 1.0, SkyWest Airlines will be required either to provide additional Collateral (which may include cash collateral) to secure its obligations under the Loan Agreement or repay the term loans under the Facility, in such amounts that the recalculated collateral coverage ratio, after giving effect to any such additional Collateral or repayment, is at least 1.6 to 1.0. Based on the appraisal submitted by SkyWest Airlines in connection with the execution of the Loan Agreement, the appraised value of the Collateral is presently in excess of the 2.0 to 1.0 initial collateral coverage ratio necessary to access the amount under the Facility.

The Loan Agreement also includes affirmative, negative and financial covenants that, among other things, limit the ability of the Company and its restricted subsidiaries to pay dividends, repurchase common stock of the Company or make certain other payments, make certain investments, incur liens on the Collateral, dispose of the Collateral, enter into certain affiliate transactions and engage in certain business activities, in each case subject to certain exceptions. In addition, under the Loan Agreement, the Company must maintain a minimum aggregate liquidity.

The Loan Agreement requires the Company to comply with the relevant provisions of the CARES Act, including, but not limited to, the provisions that prohibit the repurchase of the Company’s common stock and the payment of common stock dividends, and those that restrict the payment of certain executive compensation, in each case, through the date that is 12 months after the date on which all loan amounts outstanding under the Facility have been repaid in full, and the continuation of certain scheduled air transportation service until March 1, 2022.

The Loan Agreement contains events of default, including cross-default with respect to acceleration or failure to pay at maturity other material indebtedness. Upon the occurrence of an event of default and subject to certain grace periods, the outstanding obligations under the Loan Agreement may be accelerated and become due and payable immediately.

Warrant Agreement and Warrants

In connection with its entry into the Loan Agreement, the Company will issue warrants (each a “Warrant” and, collectively, the “Warrants”) to Treasury to purchase up to an aggregate of 2,019,027 shares (the “Warrant Shares”) of the Company’s common stock, no par value (the “Common Stock”) based on the current $573 million commitment amount under the Facility, at an exercise price of $28.38 per share (the “Exercise Price”), which was the closing price of the Common Stock on The Nasdaq Stock Market on April 9, 2020 (and is the same exercise price as the warrants that the Company previously issued to Treasury in connection with the previously announced Payroll Support Program commencing in April 2020). The Warrants will be issued pursuant to the terms of a Warrant Agreement entered into by the Company and Treasury on the Closing Date (the “Warrant Agreement”). The number of Warrant Shares to be issued is subject to adjustment as a result of certain anti-dilution provisions contained in the Warrants.

On the Closing Date, the Company issued a Warrant to Treasury to purchase 211,416 Warrant Shares. On the date of each subsequent borrowing, if any, under the Loan Agreement, the Company will issue to Treasury an additional Warrant for a number of shares of Common Stock equal to 10% of such borrowing amount, divided by the Exercise Price.

The Warrants are freely transferable and do not have any voting rights. The Warrant Agreement also provides for certain registration rights. The right to purchase Warrant Shares expires on the fifth anniversary of the date of issuance of each Warrant. The Warrants will be exercisable either through net share settlement or cash, at the Company’s option.

The Warrants are being issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Any issuance of Common Stock upon exercise of the Warrants will be exempt as an exchange by the Company exclusively with its security holders eligible for exemption under Section 3(a)(9) of the Securities Act.

The Warrants will be issued as additional compensation to Treasury related solely to entry into the Loan Agreement. No separate proceeds will be received upon issuance of a Warrant.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to each of the Loan Agreement, the Warrant Agreement and the Form of Warrant, copies of which will be filed with the Company's Quarterly Report on Form 10-Q for the quarter ending September 30, 2020.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above under the caption “Loan Agreement” is incorporated herein by reference to the extent responsive to Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in Item 1.01 above under the caption “Warrant Agreement and Warrants” is incorporated herein by reference to the extent responsive to Item 3.02.

Item 8.01. Other Events.

On September 29, 2020, the Company issued a press release captioned “SkyWest enters into a $573 million Secured Loan Facility under CARES Act.” A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title of Document
99.1	Press Release, dated September 29, 2020.

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “forecasts,” “expects,” “intends,” “believes,” “anticipates,” “estimates,” “should,” “likely” and similar expressions identify forward-looking statements. Such statements include, but are not limited to, statements about the expected timing and benefits of the secured term loan facility under the CARES Act and the related issuance of warrants and other statements that are not historical facts. All forward-looking statements included in this Current Report on Form 8-K are made as of the date hereof and are based on information available to the Company as of such date. The Company assumes no obligation to update any forward-looking statements for any reason. Readers should note that many factors could affect the future operating and financial results of the Company and the timing of certain events and could cause actual results to vary materially from those expressed in forward-looking statements set forth in this report. These factors include, but are not limited to, uncertainties regarding the impact of the secured term loan facility on the Company’s business and operations, and the consequences of the COVID-19 outbreak to economic conditions, the travel industry and the Company’s major partners in general and the financial condition and operating results of the Company in particular. Risk factors, cautionary statements and other conditions which could cause the Company’s actual results to differ materially from management’s current expectations are contained in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYWEST, INC.

Date: September 29, 2020	By	/s/ Robert J. Simmons
Robert J. Simmons, Chief Financial Officer